Ex-20.2

● DETACH PROXY CARD HERE ●

☐	Mark Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

SPECIAL RESOLUTION

	FOR	AGAINST

“THAT Yang Rang. a director of the Company, be removed as a director of the Company with effect from the closing of this meeting.”	☐	☐

SCAN LINE

The Voting instruction must be signed by the person in whose name the relevant receipt is registered on the book of the Depositary. In the case of a corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

Instructions to The Bank of New York, as Depositary
(Must be received prior to the close of business on November 15, 2002)

         The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such American Depositary Receipts of Brilliance China Automotive Holdings Limited registered in the name of the undersigned on the books of the Depositary as of the close of business November 5, 2002 at the Special General Meeting of the Shareholders of Brilliance China Automotive Holdings Limited to be held at 8:00 a.m. on November 22, 2002 in Hong Kong.

NOTE:

1.	Please direct the Depositary how it is to vote by marking X in the appropriate box opposite the resolution. It is understood that, if this form is signed and returned but no instructions are indicated in the boxes, then a discretionary proxy will be given to a person designated by the Company.

2.	It is understood that, if this form is not signed and returned, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company.

BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED P.O. BOX 11407 NEW YORK, N.Y. 10203-0407

To change your address, please mark this box.	☐

To include any comments, please mark this box.	☐

         Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.